EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the previously filed Registration Statement of EOG Resources, Inc. on Form S-8 (Reg. No. 333-63184) of our report dated June 23, 2004, appearing in the Annual Report on Form 11-K/A of EOG Resources, Inc. Savings Plan for the year ended December 31, 2003.



Deloitte & Touche LLP
Houston, Texas
July 8, 2004